UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 2, 2015 (March 27, 2015)

BREITBURN ENERGY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Preferred Unit Purchase Agreement

On March 27, 2015, Breitburn Energy Partners LP (the “Partnership”), a Delaware limited partnership, entered into a purchase agreement (the “Preferred Unit Purchase Agreement”) with EIG Redwood Equity Aggregator, LP (“EIG Equity”) and ACMO BBEP Corp. (together with EIG Equity, the “Preferred Unit Purchasers”), pursuant to which the Partnership agreed to sell $350 million in aggregate amount of the Partnership’s Series B Perpetual Convertible Preferred Units (the “Series B Preferred Units”) representing limited partner interests in the Partnership to the Preferred Unit Purchasers at an issue price to the Preferred Unit Purchasers of $7.50 per unit in a private placement (the “Preferred Private Placement”) exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Series B Preferred Units have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Series B Preferred Units will pay monthly distributions at a rate equal to 8% per annum, payable in cash or additional Series B Preferred Units at the Partnership’s option for the first three years, and in cash thereafter. After three years, the Series B Preferred Units will be convertible at the option of the holder, and earlier in certain limited circumstances. After three years, the Series B Preferred Units will be convertible by the Partnership under certain circumstances. The Series B Preferred Units will vote on an as-converted basis with the Partnership’s common units and will have certain other class voting rights.

The Preferred Unit Purchase Agreement provides that in connection with the closing of the Preferred Private Placement, the Partnership will enter into a Board Representation and Standstill Agreement, a form of which is attached as Exhibit C to the Preferred Unit Purchase Agreement, a Third Amended and Restated Agreement of Limited Partnership, a form of which is attached as Exhibit D to the Preferred Unit Purchase Agreement, and a Registration Rights Agreement. In addition, in connection with the closing of the Preferred Private Placement, the Partnership has agreed to pay EIG Management Company, LLC (“EIG MC”) a transaction fee equal to $7 million.

The transaction is expected to close on April 8, 2015, subject to customary closing conditions, including the receipt of the Credit Agreement Amendment (as defined below) and the closing of the issuance and sale of the Notes (as described below).

The Preferred Unit Purchase Agreement contains customary representations, warranties and agreements of the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the Preferred Unit Purchasers, other obligations of the parties, and termination provisions. The foregoing description of the Preferred Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Preferred Unit Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Note Purchase Agreement

On March 27, 2015, the Partnership, Breitburn Finance Corporation, a Delaware corporation (“Breitburn Finance”) and Breitburn Operating LP, a Delaware limited partnership (“Breitburn Operating” and, together with the Partnership and Breitburn Finance, the “Issuers”), and certain subsidiaries of the Partnership, as guarantors (the “Guarantors”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with EIG Redwood Debt Aggregator, LP (“EIG Debt,” and together with EIG Equity, “EIG”) and certain other purchasers (together with EIG Debt, the “Note Purchasers”), pursuant to which the Issuers agreed to sell $650 million in aggregate principal amount of their 9.25% Senior Secured Second Lien Notes due 2020 (the “Notes”) to the Note Purchasers in a private placement (the “Notes Private Placement,” and together with the Preferred Private Placement, the “Private Placements”) exempt from the registration requirements under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

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The issuance and sale of the Notes is expected to close on or about April 8, 2015, subject to customary closing conditions, including the receipt of the Credit Agreement Amendment. In addition, in connection with the closing of the Notes Private Placement, the Partnership has agreed to pay EIG MC a transaction fee equal to $13 million.

The Note Purchase Agreement contains representations, warranties and agreements of the Partnership similar to those in our bank credit facility, and customary conditions to closing, indemnification obligations of the Partnership and the Note Purchasers, other obligations of the parties, and termination provisions. The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

First Amendment to Third Amended and Restated Credit Agreement

In connection with the transactions, the Partnership is seeking to enter into the First Amendment to Third Amended and Restated Credit Agreement, among the Partnership, Breitburn Operating, certain subsidiaries, Wells Fargo Bank, National Association, as Administrative Agent and the lenders party thereto (the “Credit Agreement Amendment”). Among other changes, the Credit Agreement Amendment will establish a borrowing base of $1.8 billion until the April 2016 scheduled redetermination date subject to limited exceptions, and permit $650 million of second lien indebtedness.  Receipt of the Credit Agreement Amendment is a condition to closing of the transactions.

Use of Proceeds

The Partnership expects to receive net proceeds from the Private Placements of approximately $938 million (after deducting estimated fees and expenses) and intends to use the proceeds to reduce outstanding borrowings under its bank credit facility. After the application by the Partnership of the net proceeds from the Private Placements to reduce borrowings under its bank credit facility, the Partnership’s outstanding debt under its bank credit facility is expected to be approximately $1.29 billion as of April 8, 2015.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Debt Private Placement is incorporated into this item 2.03 by reference.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Preferred Private Placement is incorporated into this item 3.02 by reference.

ITEM 3.03.	Material Modification to Rights of Security Holders.

The Preferred Unit Purchase Agreement provides that in connection with the closing of the Preferred Private Placement, the Partnership will enter into a Third Amended and Restated Agreement of Limited Partnership, a form of which is attached as Exhibit D to the Preferred Unit Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Preferred Private Placement, Mr. Randall H. Breitenbach resigned from the Board of Directors (the “Board”) of Breitburn GP LLC as a Class III director (up for election in 2017) on March 27, 2015. Effective upon his resignation, Mr. Breitenbach was appointed to the Board as a Class II director (up for election in 2016) on March 27, 2015.

Effective upon the closing of the Preferred Private Placement and pursuant to the terms of the Board Representation and Standstill Agreement to be entered into in connection with the closing of the Preferred Private Placement, the Board has authorized an increase in the size of the Board by one from seven members to eight members and has appointed Kurt A. Talbot to the Board as a Class III director to fill the resulting vacancy. Effective upon the closing of the Preferred Private Placement and pursuant to the terms of the Board Representation and Standstill Agreement to be entered into in connection with the closing of the Preferred Private Placement, Mr. Talbot has been appointed to a term that will expire at the annual meeting to be held in 2017. Upon the expiration of his term, he may be reelected for a three year term. Mr. Talbot is the Vice Chairman and Co-Head of the Investment Committee of EIG Global Energy Partners, which is affiliated with EIG and EIG MC. The disclosure under Item 1.01 of this Current Report on Form 8-K relating to EIG, EIG MC and the Private Placements is incorporated into this item 5.02 by reference. An amendment to this Current Report will be filed with additional information required under Item 5.02.

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ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Preferred Unit Purchase Agreement provides that in connection with the closing of the Preferred Private Placement, the Partnership will enter into a Third Amended and Restated Agreement of Limited Partnership, a form of which is attached as Exhibit D to the Preferred Unit Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 7.01.	Regulation FD Disclosure.

On March 29, 2015, the Partnership announced that that it had entered into the Preferred Unit Purchase Agreement and the Notes Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document
10.1	Series B Preferred Unit Purchase Agreement, dated as of March 27, 2015, among Breitburn Energy Partners LP, EIG Redwood Equity Aggregator, LP, and ACMO BBEP Corp.

10.2	Purchase Agreement, dated as of March 27, 2015, by and among Breitburn Energy Partners LP, Breitburn Operating LP, Breitburn Finance Corporation, the guarantors party thereto and the purchasers listed on Schedule I thereto.

99.1	Press Release of Breitburn Energy Partners LP dated March 29, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Dated: April 2, 2015	By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer

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exhibit index

Exhibit No.	Document
10.1	Series B Preferred Unit Purchase Agreement, dated as of March 27, 2015, among Breitburn Energy Partners LP, EIG Redwood Equity Aggregator, LP, and ACMO BBEP Corp.

10.2	Purchase Agreement, dated as of March 27, 2015, by and among Breitburn Energy Partners LP, Breitburn Operating LP, Breitburn Finance Corporation, the guarantors party thereto and the purchasers listed on Schedule I thereto.

99.1	Press Release of Breitburn Energy Partners LP dated March 29, 2015.

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